EXHIBIT 99.1

RUDOLPH TECHNOLOGIES TO TRANSFER STOCK LISTING TO NYSE

FLANDERS, NEW JERSEY (December 3, 2013) - Rudolph Technologies, Inc. (Nasdaq: RTEC), a leading provider of process characterization equipment, lithography equipment and software for wafer fabs and advanced packaging facilities, announced the pending transfer of the listing of its common stock from the NASDAQ Global Select Market (“NASDAQ”) to the New York Stock Exchange (“NYSE”).

“It is gratifying to see Rudolph's shares being listed on the NYSE, as this milestone marks an important step in our ongoing efforts to raise the profile of our company,” said Paul F. McLaughlin, Chairman & CEO of Rudolph. “The NYSE is home to many of the world's most well established companies; and we believe it provides unparalleled exposure to the global investment community and the ideal trading platform for our shareholders.”

“As a company that continues to innovate in the semiconductor space, Rudolph Technologies is another welcome addition to the NYSE community,” said Duncan Niederauer, Chief Executive Officer, NYSE Euronext. “Rudolph Technologies will now be able to leverage the full benefits of the NYSE platform for their company, their customers and their shareholders and we look forward to supporting the company’s growth strategy through this partnership.”

The Company expects to begin trading on the NYSE on December 16, 2013, using its current ticker symbol “RTEC.” Until then, it will continue trading on the NASDAQ using “RTEC.” To celebrate the transfer, representatives of Rudolph Technologies will ring the NYSE Closing Bell on Wednesday, January 22, 2014, which will be available on the Company's website at www.rudolphtech.com.

About Rudolph Technologies
Rudolph Technologies, Inc. is a worldwide leader in the design, development, manufacture and support of defect inspection, advanced packaging lithography, process control metrology, and data analysis systems and software used by semiconductor device manufacturers worldwide. Rudolph provides a full-fab solution through its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down the costs and time to market of their products. The Company’s expanding portfolio of equipment and software solutions is used in both the wafer processing and final manufacturing of ICs, and in adjacent markets such as FPD, LED and Solar. Headquartered in Flanders, New Jersey, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company’s website at www.rudolphtech.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include Rudolph’s business momentum and future growth and the benefit to shareholders of Rudolph’s move to the NYSE; as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph’s control.  Such factors include, but are not limited to, the Company’s ability to realize benefits related to its move to the NYSE. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph’s Form 10-K report for the year ended December 31, 2012 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Rudolph’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact:
Investors:
Steven R. Roth
Senior Vice President & CFO
973.448.4302
steven.roth@rudolphtech.com

Guerrant Associates
Laura Guerrant-Oiye
Principal
808.882.1467
lguerrant@guerrantir.com

Trade Press:
Amy Pauling
952.259.1794
amy.pauling@rudolphtech.com